SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities
                 Exchange Act of 1934

   Date of Report (Date of earliest event reported):
                   October 14, 1998



             VENTANA MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)


      Delaware            2-20931            94-2976937
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)       Identification
   incorporation)                               No.)


    3865 North Business Center Drive
          Tucson, Arizona                      85705
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (520) 887-2155

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Item 2.  Acquisition or Disposition of Assets

     Ventana Medical Systems, Inc. ("Ventana") acquired all of the issued and outstanding stock of Biotechnology Tools, Inc. ("Biotechnology") on October
14, 1998. The acquisition was structured as a merger of Ventana Acquisition Corporation (a wholly owned subsidiary of Ventana) into Biotechnology. The consideration paid to the shareholders of Biotechnology was $6,457,132, subject to a closing net worth adjustment.

     The consideration was subject to a $1,457,132 offset for amounts due Biotechnology from certain management shareholders. The amount of $1,200,000 is being retained by Ventana from the consideration to fund the potential downward adjustment in the purchase price and to secure the indemnification obligations of the selling shareholders. As a result, the net amount paid at closing was $3,800,000 which was funded from Ventana's cash reserves. The amounts retained by Ventana, net of any offset for purchase price adjustments and indemnity claims, will be paid to the selling shareholders on or before October 14, 1999.

     There was no ongoing material relationship between Ventana and any of the former shareholders, officers, directors or affiliates of Biotechnology.

     Biotechnology operated a leased facility and owned technology, equipment and other assets that were used in the design, manufacture, sale and distribution of capital equipment in the biotechnology and material sciences industry. Such assets will continue to be used for the same purposes following the merger.

Item 7.  Financial Statements and Exhibits

    (a) - (b) Financial Statements of business acquired and pro forma financial information.

           It is impracticable to provide the
required financial information at the time of the filing of this report. The required financial statements and pro forma information will be filed by December 28, 1998.

          (c)  Exhibits

       2.1  Agreement and Plan of Reorganization
            and Merger dated August 18, 1998 by and
            among Ventana Medical Systems, Inc.,
            Ventana Acquisition Corporation,
            Biotechnology Tools, Inc. and David E.
            Simpson and David L. Swartz.  Ventana
            agrees to furnish supplementally to the
            Commission upon request the schedules
            and exhibits to the Agreement and Plan of Reorganization and Merger listed immediately following the Table of
            Contents thereof.

       2.2  Amendment to Agreement and Plan of
            Reorganization and Merger dated October
            14, 1998 by and among Ventana Medical
            Systems, Inc., Ventana Acquisition
            Corporation and Biotechnology Tools, Inc.
            and David E. Simpson and David L.
            Swartz.

       99.1      Press release dated October 15, 1998.

                      SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 28, 1998       VENTANA MEDICAL SYSTEMS, INC.



                                By: /s/ Pierre Sice
                                   --------------------
                                   Pierre Sice
                                   Vice President, Chief Financial
                                   Officer, Treasurer and Secretary